Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Revolve Group, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael Karanikolas, Co-Founder and Co-Chief Executive Officer of the Company, and Jesse Timmermans, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2019	By:	/s/ Michael Karanikolas
Michael Karanikolas
Co-Founder and Co-Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Jesse Timmermans
Jesse Timmermans
Chief Financial Officer (Principal Accounting and Financial Officer)